EXHIBIT 1

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: February 10, 2017	BCP FUND I SOUTHEAST HOLDINGS, LLC

	By:	BankCap Partners Fund I, L.P., its sole member

	By:	BankCap Partners GP, L.P., its general partner

	By:	BankCap Equity Fund, LLC, its general partner

	By:	/s/ Scott A. Reed
Scott A. Reed
Attorney-in-Fact

BANKCAP PARTNERS FUND I, L.P.

	By:	BankCap Partners GP, L.P., its general partner

	By:	BankCap Equity Fund, LLC, its general partner

	By:	/s/ Scott A. Reed
Scott A. Reed
Attorney-in-Fact

BANKCAP PARTNERS GP, L.P.

	By:	BankCap Equity Fund, LLC, its general partner

	By:	/s/ Scott A. Reed
Scott A. Reed
Attorney-in-Fact

BANKCAP EQUITY FUND, LLC

	By:	/s/ Scott A. Reed
Scott A. Reed
Attorney-in-Fact

BRIAN D. JONES

By:	/s/ Scott A. Reed
Scott A. Reed
Attorney-in-Fact

SCOTT A. REED

/s/ Scott A. Reed